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                                                                   EXHIBIT 10.4



                               SERVICES AGREEMENT



         THIS SERVICES AGREEMENT, entered into as of the 9th day of September, 1996, is by and between Vision 21, Inc. ("Vision 21") and Richard L. Lindstrom, M.D. ("Lindstrom").


                                    RECITALS


         A. Lindstrom is a nationally recognized medical doctor specializing in ophthalmology;

         B. Lindstrom has provided services to Vision 21 in assisting in developing a business plan for Vision 21 to develop the Midwestern United States region of its business; and

         C. Vision 21 also desires to obtain future services from Lindstrom and Lindstrom desires to provide services to Vision 21, all upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         Section 1. Services to be Provided. Lindstrom agrees to provide the following services to Vision 21 throughout the term of this Agreement:

                 (a) provide consulting services to assist with the clinical operations and management of Vision 21's affiliated regional ophthalmology and optometry practices.

                 (b) render advisory services to Vision 21 in connection with identifying potential ophthalmology and optometry practices for integration into Vision 21's integrated eye care system.

                 (c)      serve as Vision 21's National Medical Director.

                 (d) serve as a member of Vision 21's Board of Directors beginning approximately in December 1996.

                 (e) perform such other services as may from time to time be requested by Vision 21.

         Section 2. Term. This Agreement shall remain in effect for a period of five (5) years; provided, however, it may be sooner terminated by Vision 21 or Lindstrom "with cause" upon prior written notice describing the basis therefor. For purposes of this Agreement termination by Vision 21 "with cause" shall mean any of the following: (i) a breach of any material term of this Agreement by Lindstrom which breach remains uncured after thirty (30) days notice thereof; (ii) the death or disability of Lindstrom; (iii) restriction, suspension or revocation of Lindstrom's license to practice medicine by any governmental or administrative body; or (iv) misconduct of Lindstrom involving fraud, moral turpitude or dishonesty. A termination by Lindstrom "with cause" shall mean any of the following: (i) a breach of any material term of this Agreement by Vision 21 which remains uncured after thirty (30) days notice thereof; or (ii) the filing of a petition in bankruptcy by or against Vision 21 or if Vision 21 becomes





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insolvent, makes an assignment for the benefit of creditors or generally becomes unable to pay its debts as they become due. In the event of a termination of this Agreement by Vision 21 with cause, Vision 21 shall be obligated to pay Lindstrom only such compensation that is due through the date of termination.

         Section 3. Time Devoted to Services. It is anticipated that Lindstrom will not be devoting all of his time fulfilling his obligations under this Agreement, however, Lindstrom is expected to devote a minimum average of twelve days per three month periods under this Agreement.

         Section 4. Compensation. As compensation for the services rendered by Lindstrom, Vision 21 agrees to pay Lindstrom an initial annual sum of $60,000 during the term of this Agreement. Payment shall begin September, 1996 and shall be paid in equal monthly installments at the end of each month. Each year at the anniversary of this Agreement, Vision 21's Compensation Committee shall consider what, if any, addition to annual compensation shall be made, and its determination shall be binding. In addition to the annual cash payments, Lindstrom shall be granted immediately 173,642 shares of Vision 21 common stock representing three (3%) of the outstanding common stock of the Company prior to the acquisition of the founding practices. Forty percent (40%) of such shares granted shall be non-forfeitable at the time of this grant. Should Vision 21 terminate this Agreement with cause at any time during the term hereof, the following shares shall be forfeited and returned to Vision 21:

               TERMINATION                                   % OF SHARES
              OCCURS DURING                                    FORFEITED
            ----------------                                   ---------
            9/1/96 - 8/31/97                                      60%

            9/1/97 - 8/31/98                                      45%

            9/1/98 - 8/31/99                                      30%

            9/1/99 - 8/31/00                                      15%

         It is further agreed that if all or substantially all of the outstanding shares of Vision 21 are acquired by an outside entity, then one hundred percent (100%) of Lindstrom's shares shall be non-forfeitable.

         The appropriate number of shares will be lettered to reflect the forfeiture restrictions. The parties agree that Lindstrom is an independent contractor and, as such, shall be responsible for the payment of all federal, state and local withholding, income and unemployment taxes or charges due or assessed against all compensation paid hereunder.

         A. Warranties, Representations and Agreements by Lindstrom Regarding the Shares. In connection with the Shares, Lindstrom hereby warrants and represents (i) that the Shares are being acquired for his own account and for investment, and not with a view to, or in connection with, any distribution or sale thereof, (ii) that he has not made any agreement with any other person or entity concerning such Shares, (iii) that his financial condition is such that it will not be necessary for him to dispose of such Shares in the foreseeable future, and (iv) that he is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Act. Furthermore, Lindstrom agrees to indemnify and hold Vision 21 harmless from and against any claim, liability, cost or expense, including





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reasonable attorneys' fees, arising from any alleged unlawful sale or offer to sell or transfer any of the Shares by Lindstrom.

         Lindstrom also represents he is aware that the Shares have not been registered under either federal law or the applicable law of any state or other jurisdiction, and that the sale or resale of the Shares will not be permitted under federal or state law unless such Shares are first registered or the sale is a transaction that is exempt from registration under both federal and state laws. Furthermore, Lindstrom agrees to refrain from any sale of the Shares except pursuant to registration or exemption from registration.

         Lindstrom agrees that if, contrary to his foregoing stated intentions, he should later desire to dispose of or transfer any of the Shares in any manner, he will not do so without first obtaining (a) an opinion of independent counsel satisfactory to Vision 21 to the effect that the proposed disposition or transfer may lawfully be made without registration of the Shares pursuant to the Act, including but not limited to Rule 144 promulgated under the Act, and applicable state securities laws, or (b) such registration (it being expressly understood that Vision 21 will have no obligation to register the Shares for this purpose). Lindstrom also consents to the placing of a stop transfer notification on Vision 21's securities records with respect to the Shares.

         Lindstrom consents to the placement of the following restrictive legend on all stock certificates representing the Shares:

                 "The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. The securities have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws or an opinion of counsel satisfactory in form and substance to counsel for Vision 21 that the transaction will not result in a violation of federal or state securities laws."

                 "The securities represented by this Certificate are subject to forfeiture in accordance with the terms of the Services Agreement dated as of September 1, 1996."

         Lindstrom also represents that he has been fully appraised of, and is totally aware of the nature of, the investment in Vision 21 being made and the financial risks thereof. In addition, Lindstrom has been offered access to all of Vision 21's books, records, information, agreements and documents that he has deemed necessary and appropriate under the circumstances and has had the opportunity to ask questions of and receive answers from management of Vision
21. Lindstrom represents that Vision 21 has made no representation of any kind as to the value of the Shares.

         B. Registration Rights. Lindstrom shall have the following registration rights with respect to those Shares that are no longer subject to forfeiture hereunder:

                 (a) Piggyback Registration. If Vision 21 at any time proposes to register on Form S-1 any of its securities under the Act in order to consummate a public offering of any of its securities





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in the form of an underwritten offering, Vision 21 shall request that the managing underwriter of such underwritten offering include the Shares in such registration. If such managing underwriter agrees to include any of the Shares in the underwritten offering, Vision 21 shall give prompt written notice to Lindstrom specifying the form and manner and other relevant facts involved in such proposed registration. Upon the written request of Lindstrom, delivered to Vision 21 within 30 days of receipt of Vision 21's notice (which request shall specify the number of Shares intended to be included in such offering), Vision 21 shall include such Shares in such registration, provided, however, that:

                          (i)     If, at any time after giving such written
notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, Vision 21 shall determine for any reason not to register such securities at its sole election, Vision 21 may give written notice of such determination to Lindstrom and thereupon shall be relieved of its obligation to register any Shares in connection with such registration;

                          (ii)    If the managing underwriter in such
underwritten offering shall advise Vision 21 that it declines to include a portion or all of the Shares requested by Lindstrom to be included in the registration, then distribution of all or a specified portion of the Shares shall be excluded from such registration and Vision 21 shall give Lindstrom prompt notice of the number of Shares excluded; and

                          (iii)    The maximum number of Shares that Lindstrom
may request to include in any single offering shall be twenty percent (20%) of the Shares.

                 (b) Demand Registration. In the event Lindstrom has not sold all of the maximum allowable Shares (20%) pursuant to above section (a) and if Vision 21 shall receive, at any time after 180 days after the effective date of Vision 21's registration statement filed pursuant to the Act, a written request from Lindstrom that Vision 21 file a registration statement under the Act covering the registration of the Shares, Vision 21 shall, as soon as practicable, effect the registration of the Shares pursuant to the Act; provided, however, that the maximum number of Shares that Lindstrom may request to be registered shall be twenty percent (20%) of the Shares and the minimum number of Shares that Lindstrom may request to be registered shall be ten percent (10%) of the Shares. Vision 21 shall be obligated to effect only one such registration under this section(b).

                 (c) S-8 Registration. In the event that the Shares are eligible for registration on Form S-8 under the Act, Vision 21 may, in lieu of
(a) or (b) above, effect the registration of the Shares on Form S-8.

                 (d) In no event shall Vision 21 be required to register any Shares at any time that (i) Vision 21 has no equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, (ii) registration is not required to effect public sale of the Shares; or (iii) the Shares are subject to forfeiture.

                 (e) Lindstrom agrees to cooperate with Vision 21 in all respects in connection with any registration of the Shares, including, timely supplying all information and executing and returning all documents requested by Vision 21 and its managing underwriter in connection with the registration and sale of the Shares.





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                 (f)      Vision 21 shall not be required to include any of the
Shares in an underwritten offering of Vision 21's securities unless Lindstrom accepts the terms of the underwriting as agreed upon between Vision 21 and the underwriters selected by it, and agrees to execute and/or deliver such documents in connection with such registration as Vision 21 or the managing underwriter may request.

                 (g) Lindstrom agrees to indemnify and hold Vision 21, its officers, directors, shareholders, representatives and underwriters harmless from and against any claim, liability, cost or expense (including reasonable attorneys' fees) arising from or based upon any acts, omissions or statements by Lindstrom in connection with any registration of the Shares.

                 (h) Lindstrom shall pay all (or a pro rata portion in the case of piggyback registration) expenses related to the registration of the Shares including, but not limited to, printing expenses, registration fees, blue sky fees, listing fees, fees and disbursements of counsel for Vision 21, underwriting discounts and selling commissions.

                 (i) Vision 21 shall not be obligated to keep any registration statement effective for more than forty (40) days.

                 (j) Any registration statement provided herein may be extended, suspended or delayed by Vision 21 for a period of up to ninety (90) days if, upon the advice of counsel, at the time such registration statement is required to be filed, or at the time Vision 21 is required to cause such registration statement to become effective, such delay is advisable and in the best interests of Vision 21.

                 (k) The registration rights set forth in this Agreement shall expire upon termination or expiration of this Agreement.

         Section 5.       Confidentiality.

                 (a) Lindstrom acknowledges that, in the course of providing services hereunder, Lindstrom staff will learn certain confidential information about Vision 21's business. Lindstrom agrees that it will keep all such information strictly confidential, and that he will cause his employees, contractors, advisors and agents to do the same.

                 (b) The parties acknowledge that the provisions of paragraphs (a) of this Section 5 shall not apply to any information which (i) had been rightfully in the possession of the recipient prior to its disclosure to the recipient; (ii) had been in the public domain prior to its disclosure to the recipient; (iii) has become part of the public domain by publication or by any other means except an unauthorized act or omission on the part of the recipient; (iv) had been supplied to the recipient without restriction by a third party who is under no obligation to maintain such information in confidence; or (v) is required to be disclosed pursuant to the order of a court of competent jurisdiction.

                 (c) The terms of this Section 5 shall survive the expiration or termination of this Agreement.

         Section 6.       Covenant Not To Compete.   Lindstrom agrees that for
the term of this Agreement and for a period of two years after termination hereof. Lindstrom shall not give advice or assistance to, render services for, or own any interest in, any competitor of Vision 21.





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         Expressly excepted from the non-compete are the relationships between
Lindstrom and Laser Vision Centers, Inc., Midwest Surgical Services, Inc., Ocular Surgery News, Chiron, Inc., Storz, Visitec, Lindstrom Cleaning and Construction, Ophthalmology Consultants, and CIBA.

         Section 7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE'S RULES CONCERNING CONFLICTS OF LAWS. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR PROCEEDING RELATED TO OR ARISING OUT OF THIS AGREEMENT IS WAIVED.

         Section 8. Arbitration. Any dispute or disagreement arising between the parties hereto in connection with this Agreement, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be submitted to arbitration in Tampa, Florida to a member of the American Arbitration Association ("AAA") to be mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of the AAA). The dispute or disagreement shall be settled in accordance with the Commercial Arbitration Rules of the AAA and the decision of the arbitrator(s) shall be final and binding upon the parties and judgment may be obtained thereon in a court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party the fees and expenses of the arbitrator(s) as well as reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

         Section 9. Entire Agreement. This Agreement reflects the entire agreement between the parties hereto with respect to the subject matter hereof and no provision hereof may be modified or waived unless such modification or waiver is in writing and is signed by both of the parties hereto.

         Section 10. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of Vision 21, its successors and assigns. This Agreement shall not be assignable by Lindstrom.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.




LINDSTROM                                VISION 21, INC., A FLORIDA CORPORATION


By: /s/ Richard L. Lindstrom, M.D.       By:/s/ Theodore N. Gillette
   -------------------------------          --------------------------------
      Richard L. Lindstrom, M.D.               Theodore N. Gillette
                                               President and
                                               Chief Executive Officer




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